UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 2, 2013

CATALYST PHARMACEUTICAL PARTNERS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle Suite 1500 Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 529-2522

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 2, 2013, the Company reported that it has received a notice from The Nasdaq Stock Market (“Nasdaq”) confirming that the Company has regained compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market.

On December 24, 2012, Nasdaq notified the Company that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive trading days and, as a result, the Company was not in compliance with Listing Rule 5550(a)(2)(“Rule”), the minimum bid price rule. The Company was provided 180 calendar days, or until June 24, 2013 to regain compliance with the Rule. Additionally, on June 25, 2013, Nasdaq notified the Company that it had been granted an additional 180-day extension period, or until December 23, 2013, in which to regain compliance with the Rule. On August 2, 2013, Nasdaq confirmed to the Company that, as a result of the Company’s common stock closing with a bid price of at least $1.00 for at least ten consecutive trading days, the Company has come back into compliance with the Rule and the matter is now closed.

A copy of the Company’s press release is Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by the Company on August 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.

By:	/s/ Alicia Grande
Alicia Grande Vice President, Treasurer and CFO

Dated: August 2, 2013

3